UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

ANDREA ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Johnson Avenue Suite 1B, Bohemia, New York 11716
(Address of principal executive offices) (Zip Code)

(631) 719-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	ANDR	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Andrea Electronics Corporation (the “Company”) is deeply saddened to report that Gary A. Jones, an independent member of the Company’s Board of Directors (the “Board”), passed away on October 12, 2020. Mr. Jones had served as a director of the Company since April 1996 and was chair of the Board’s Nomination and Governance Committee and a member of the Board’s Audit Committee and Compensation Committee at the time of his passing. Mr. Jones was a valued member of the Board and will be greatly missed.

In connection with the foregoing, the Board has appointed Louis Libin to serve as the Chair of the Nomination and Governance Committee, effective immediately.

The Board will not select a replacement for Mr. Jones prior to the 2020 Annual Meeting of Shareholders on November 12, 2020. The form of proxy card included in the original distribution of the Proxy Statement remains valid; however, any votes that are submitted with respect to Mr. Jones’ nomination (either voting “For” or “Withhold”) will be disregarded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ANDREA ELECTRONICS CORPORATION
(Registrant)

Date: October 29, 2020	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer